EXHIBIT 4.12
                                 GENERAL RELEASE

         This General Release Agreement effective as of November 19, 1999 (the "Release"), is between the Asia ITN LTD., a corporation with its principal place of business at No. 508, 16F-2, Chung Hsiao E. Rd. Section 5, Taipei, Taiwan, R.O.C. ("Creditor"), and FOCUS Enhancements, Inc., a Delaware corporation, having a principal address of 600 Research Drive, Wilmington, MA 01887 ("Focus").

         WHEREAS, Focus has trade payables which for the purposes of this Release are agreed to be due and owing to Creditor and Creditor having a balance of at least $323,259.56 ("Payables Balance");

         WHEREAS, Creditor is currently holding inventory of Focus and/or parts to manufacture Focus products at its warehouse;

         WHEREAS, Company and the Creditor desire, upon terms and subject to the conditions hereinafter set forth, to settle all outstanding Claims (as defined later herein) relating to the foregoing;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                               Certain Definitions

Section 1.1. "Balance" shall mean all outstanding balances Focus may have with the Creditor including, but not limited to, the Payables Balance.

Section 1.2. "Capital Shares" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of Focus.

Section 1.3. "Common Stock" shall mean Focus's common stock, $0.01 par value per share.

Section 1.4. "Effective Date" shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement.

Section 1.5. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
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Section 1.6. "Legend" shall mean the legend set forth in Section 9.1.

Section 1.7. "Average Market Price" shall mean the average of the closing price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market for the five trading days preceding the Effective Date.

Section 1.8. "Material Adverse Effect" shall mean any effect on the business, operations, properties, stock Creditor or financial condition of Focus that is material and adverse to Focus and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of Focus to enter into and perform any of its obligations under this Agreement or the Registration Rights Agreement, in any material respect.

Section 1.9. "Outstanding" when used with reference to shares of Common Stock or Capital Shares (collectively the "Shares"), shall mean, at any date as of which the number of such Shares is to be determined, all issued and outstanding Shares, and shall include all such Shares issuable in respect of outstanding scrip or any certificates representing fractional interests in such Shares; provided, however, that "Outstanding" shall not mean any such Shares then directly or indirectly owned or held by or for the account of Focus.

Section 1.10. "Person" shall mean an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

Section 1.11. "Principal Market" shall mean the American Stock Exchange, the New York Stock Exchange, the NASDAQ National Market, or the NASDAQ SmallCap Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

Section 1.12. "Registrable Securities" shall mean the Shares until (i) the Registration Statement has been declared effective by the SEC, and all Shares have been disposed of pursuant to the Registration Statement, (ii) all Shares have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Shares have been otherwise transferred to holders who may trade such shares without restriction under the Securities Act, and Focus has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to Focus, all Shares may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act.
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Section 1.13. "Registration Rights Agreement" shall mean the agreement regarding the filing of the Registration Statement for the resale of the Registrable Securities, entered into between Focus and Creditor in the form annexed hereto as Exhibit A.

Section 1.14. "Registration Statement" shall mean a registration statement on Form S-3 (if use of such form is then available to Focus pursuant to the rules of the SEC and, if not, on such other form promulgated by the SEC for which Focus then qualifies and which counsel for Focus shall deem appropriate, and which form shall be available for the resale by Creditor of the Registrable Securities to be registered thereunder in accordance with the provisions of this Agreement, the Registration Rights Agreement and in accordance with the intended method of distribution of such securities), for the registration of the resale by Creditor of the Registrable Securities under the Securities Act.

Section 1.15. "SEC" shall mean the Securities and Exchange Commission.

Section 1.16. "SEC Documents" shall mean Focus's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 and each report, proxy statement or registration statement filed by Focus with the SEC pursuant to the Exchange Act since the filing of such Annual Report through the date hereof.

Section 1.17. "Shares" shall mean the shares of Common Stock received pursuant to this Agreement.

                                   ARTICLE II

                                  Consideration

Section 2.1. Consideration.

         (a) On or before December 31, 1999 and upon the terms and subject to the conditions set forth herein, each party agrees as follows:

                  (i) Stock. Focus agrees to transfer to Creditor 100,000 shares of Common Stock.

                  (ii)     Creditor  Release.   Creditor,  for  itself  and  its
                           respective   parents,    subsidiaries,    affiliates,
                           officers,  directors,  employees,  agents,  trustees,
                           beneficiaries,   successors   and   assigns,   hereby
                           release,  remise and  forever  discharge  Focus,  its
                           respective   parents,    subsidiaries,    affiliates,
                           officers, directors, employees, agents, trustees, beneficiaries, successors and assigns (collectively referred to hereinafter as "Focus Released Parties") of and from the Balance and any and all claims, suits, demands, liabilities, sums, dues, actions and causes of action that such Creditor has had, now has, or can, shall or may have against Focus Released Parties, or any of them, from the beginning of the world until
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                           this    date     (collectively,     the    "Claims").
                           Notwithstanding the foregoing, both parties agree that the release contained in this Section 2.1(a)(ii) shall only become effective on the Effective Date.

                  (iii) Security Interest. The Creditor agrees that all security interests relating to the above-described Claims shall be released immediately upon delivery of the stock described above.

         (b) This Agreement is subject to the satisfaction of the following conditions:

                  (i) delivery of original fully-executed Common Stock certificates to Creditor;

                  (ii) delivery of all excess materials purchased by Creditor for the manufacture of Focus products and held by the Creditor to any destination designated by Focus within Taiwan; and

                  (iii) delivery to Creditor of the Registration Rights Agreement; and

Section 2.2. Risk of Claim Expanding.

Creditor hereby acknowledge and assume all risk, chance, hazard, likelihood or possibility, however large or remote, that the Claims may be or become greater or more extensive than is now known, anticipated or expected, that no promise or inducement has been made to the Creditor except the consideration recited herein, and that in executing this General Release the Creditor do not rely on and will not claim reliance on any statement or representation of the Focus Released Parties or any of them concerning the nature or extent of any Claims. Focus hereby acknowledges and assumes all risk, chance, hazard, likelihood or possibility, however large or remote, that the Claims may be or become small or less extensive than is now known, anticipated or expected, that no promise or inducement has been made to the Focus Related Parties except the consideration recited herein, and that in executing this General Release Focus does not rely on and will not claim reliance on any statement or representation of the Creditor Released Parties or any of them concerning the nature or extent of any Claims.

Section 2.3. Claims Doubtful. Creditor understands that this General Release is given in connection with the settlement and compromise of disputed and doubtful claims and that any payment or consideration given in connection herewith is not, and may not be construed or taken as, an admission of liability on the part of any of the Focus Released Parties, each of whom expressly denies any such liability.
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                                  ARTICLE III

                   Representations and Warranties of Creditor

Creditor, severally and not jointly, represents and warrants to Focus that:

Section 3.1. Intent. Creditor is entering into this Agreement for his own account and not with a view to or for sale in connection with any distribution of the Common Stock, except in accordance with federal and state securities laws applicable to any such disposition. Creditor has no present arrangement (whether or not legally binding) at any time to sell the Shares or Additional Shares (as defined later herein) to or through any person or entity; provided, however, that by making the representations herein, Creditor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Shares and Additional Shares at any time in accordance with federal and state securities laws applicable to such disposition.

Section 3.2. Authority. This Agreement and each agreement attached as an Exhibit hereto which is required to be executed by the Creditor has been duly authorized and validly executed and delivered by the Creditor and is a valid and binding agreement of the Creditor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, Creditor' rights and remedies or by other equitable principles of general application.

Section 3.3. Sophisticated Investor.

Creditor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation
D), and Creditor has such experience in business and financial matters that he has the capacity to protect his own interests in connection with this transaction and is capable of evaluating the merits and risks of an investment in the Common Stock. Creditor acknowledges that an investment in the Common Stock is speculative and involves a high degree of risk.

Section 3.4. Not an Affiliate. Creditor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities Act) of Focus.

Section 3.5. Absence of Conflicts. The execution and delivery of this Agreement and each agreement which is attached as an Exhibit hereto and executed by the Creditor in connection herewith, and the consummation of the transactions contemplated hereby and thereby, and compliance with the requirements hereof and thereof by the Creditor, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Creditor or (a) violate any provision of any indenture, instrument or agreement to which the Creditor are a party or is subject, or by which the Creditor or any of its assets is bound; (b) conflict with or constitute a material default thereunder;
(c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by the Creditor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which the Creditor are subject or to which any of its assets, operations or management may be
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                                     - 6 -

subject. The Creditor further agrees that to the extent that this Agreement and each agreement which is attached as an Exhibit hereto and executed by the Creditor in connection herewith conflicts with or requires the consent of the Creditor due to previous agreements with Focus, consummation hereof shall be deemed to waive such conflicts and be an express consent to execution of this Agreement.

Section 3.6. Enforceable

This Agreement and the Registration Rights Agreement have been duly and validly authorized, executed and delivered on behalf of Focus and are valid and binding agreements of Focus enforceable in accordance with their terms.

Section 3.7. Disclosure; Access to Information. Creditor has received all documents, records, books and other publicly available information pertaining to Creditor's investment in Focus that have been requested by Creditor. Focus is subject to the periodic reporting requirements of the Exchange Act, and Creditor has reviewed copies of all SEC Documents deemed relevant by Creditor.

Section 3.8. Manner of Sale. At no time was Creditor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                                   ARTICLE IV

                     Representations and Warranties of Focus

Focus represents and warrants to the Creditor that, except as set forth on the Disclosure Schedule prepared by Focus and attached hereto:

Section 4.1. Organization of Focus.Focus is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. Focus does not have any subsidiaries and does not own more that fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents. Focus is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect.

Section 4.2. Authority. (i) Focus has the requisite corporate power and corporate authority to enter into and perform its obligations under this
Agreement and the Registration Rights Agreement, and to issue the Shares, and the Additional Shares pursuant to their respective terms, (ii) the execution, issuance and delivery of this Agreement, the Registration Rights Agreement, the Common Stock certificates by Focus and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of Focus or its Board of Directors or stockholders is required, and (iii) this Agreement, the Registration Rights Agreement, the Common Stock certificates representing the Shares have been duly executed and delivered by Focus and shall constitute valid and binding obligations of Focus enforceable against
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                                     - 7 -


Focus in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, Creditor' rights and remedies or by other equitable principles of general application.

Section 4.3. Capitalization. The authorized capital stock of Focus consists of 30,000,000 shares of Common Stock, $0.01 par value per share, of which 21,012,701 shares are issued and outstanding as of November 19, 1999 and 3,000,000 shares of preferred stock, par value $0.01 per share, none of which shares are issued and outstanding. All of the outstanding shares of Common Stock of Focus have been duly and validly authorized and issued and are fully paid and non-assessable. The Shares, when issued in accordance with this Agreement, will be duly and validly authorized and issued and are fully paid and non-assessable.

Section 4.4.  Common  Stock Focus has  registered  its Common Stock  pursuant to
Section 12(b) or (g) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and Focus is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on, the Principal Market. As of the date hereof, the Principal Market is the Nasdaq SmallCap Market and Focus has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

Section 4.5. SEC Documents. Focus has made available to Creditor true and complete copies of the SEC Documents. Focus has not provided to Creditor any information that, according to applicable law, rule or regulation, should have been disclosed publicly prior to the date hereof by Focus, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein,  in  light  of the  circumstances  under  which  they  were  made,  not misleading. The financial statements of Focus included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Focus as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither Focus nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with Focus's past practices since the last date of such financial statements.

Section 4.6. Exemption from Registration; Valid Issuances. Subject to the accuracy of Creditor's representations in Article III, the sale of the Shares will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance with the Additional Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sales of the Shares or the Additional Shares pursuant to, nor Focus's performance of its obligations under, this Agreement, the Registration Rights Agreement will (i) result in the creation or imposition by Focus of any liens, charges, claims or other encumbrances upon the Shares, or the Additional Shares or, except as contemplated herein, any of the assets of Focus, or (ii) entitle the holders of Outstanding Capital Shares to preemptive or other rights to subscribe for or acquire the Capital Shares or other securities of Focus. The Shares or the Additional Shares shall not subject Creditor to personal liability to Focus or its Creditor by reason of the possession thereof.

Section 4.7. No General Solicitation or Advertising in Regard to this Transaction. Neither Focus nor any of its affiliates nor, to the knowledge of Focus, any person acting on its or their behalf (i) has conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale of the Shares or
(ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would require registration of the Shares or the Additional Shares under the Securities Act.

Section 4.8. No Conflicts. The execution, delivery and performance of this Agreement by Focus and the consummation by Focus of the transactions contemplated hereby, including without limitation the issuance of the Shares and the Additional Shares, do not and will not (i) result in a violation of Focus's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which Focus is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to Focus or by which any material property or asset of Focus is bound or affected, nor is Focus otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of Focus is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. Focus is not required under any Federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, Principal Market or state securities filings that may be required to be made by Focus subsequent hereto (all of which will be made on a timely basis), any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the Principal Market); provided that, for purposes of the representation made in this sentence, Focus is assuming and relying upon the accuracy of the relevant representations and agreements of Creditor herein.

Section 4.9. No Material Adverse Change. Since September 30, 1999, no Material Adverse Effect has occurred or exists with respect to Focus, except as disclosed in the SEC Documents.

Section 4.10. No Undisclosed Events or Circumstances. Since September 30, 1999, no event or circumstance has occurred or exists with respect to Focus or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by Focus but which has not been so publicly announced or disclosed in the SEC Documents.

Section 4.11. No Integrated Offering. Other than pursuant to an effective registration statement under the Securities Act, or pursuant to the issuance or exercise of employee stock options, or pursuant to its discussion with the Creditor in connection with the transactions contemplated hereby, Focus has not issued, offered or sold its Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock within the six-month period next preceding the date hereof, and Focus shall not permit any of its directors, officers or affiliates directly or indirectly to take, any action (including, without limitation, any offering or sale to any Person of the Shares or Additional Shares), so as to make unavailable the exemption from Securities Act registration being relied upon by Focus for the offer and sale to Creditor of the Shares (and the Additional Shares) as contemplated by this Agreement.

Section 4.12. No Misleading or Untrue Communication. Focus and, to the knowledge of Focus, any person representing Focus or any other person selling or offering to sell the Shares in connection with the transaction contemplated by this Agreement, have not made, at any time, any oral communication in connection with the offer or sale of the same which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

Section 4.13. Insurance. Focus and each subsidiary maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and Focus's historical claims experience. Focus has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to Focus) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

Section 4.14. Tax Matters.

(a) Focus and each subsidiary has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and has been prepared in compliance with all applicable laws; Focus has paid all Taxes due and owing by it or any subsidiary (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1998, the charges, accruals and reserves for Taxes with respect to Focus (including any provisions for deferred income taxes) reflected on the books of Focus are adequate to cover any Tax liabilities of Focus if its current tax year were treated as ending on the date hereof.

         (b) No claim has been made by a taxing authority in a jurisdiction where Focus does not file tax returns that Focus or any subsidiary is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to Focus or any subsidiary; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by Focus or any subsidiary from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning Focus's Tax liability. Focus (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to ss. 481(a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by Focus or any of its subsidiaries or has any knowledge that the IRS has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of Focus. Focus has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

         (c) Focus has not made an election under ss. 341(f) of the Internal Revenue Code. Focus is not liable for the Taxes of another person that is not a subsidiary of Focus under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. Focus is not a party to any tax sharing agreement. Focus has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

         (d) For purposes of this Section 4.16:

                  "IRS" means the United States Internal Revenue Service.

                  "Tax" or "Taxes" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

                  "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

Section 4.15. Property. Neither Focus nor any of its subsidiaries owns any real property. Each of Focus and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by Focus; and to Focus's knowledge any real property, mineral or water rights, and buildings held under lease by Focus as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property, mineral or water rights, and buildings by Focus.

Section 4.16. Intellectual Property. Each of Focus and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as now being conducted. To Focus's knowledge, except as disclosed in the SEC Documents and except as to counterclaims asserted in a patent infringement litigation between Focus and AVerMedia Technologies, Inc., neither Focus nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no adverse claims have been asserted by any person to the ownership or use of any Intangibles and Focus has no knowledge of any basis for such claim.

Section 4.17. Internal Controls and Procedures. Focus maintains books and records and internal accounting controls which provide reasonable assurance that
(i) all transactions to which Focus or any subsidiary is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accounting of Focus's consolidated assets is compared with existing assets at regular intervals; (iii) access to Focus's consolidated assets is permitted only in accordance with management's authorization; and (iv) all transactions to which Focus or any subsidiary is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of Focus in accordance with U.S. generally accepted accounting principles.

Section 4.18. Payments and Contributions. Neither Focus, any subsidiary, nor any of its directors, officers or, to its knowledge, other employees has (i) used any Focus funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Focus funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Focus matters. Section 4.19. No Misrepresentation.The representations and warranties of Focus contained in this Agreement, any schedule, annex or exhibit hereto and any agreement, instrument or certificate furnished by Focus to the Creditor pursuant to this Agreement, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE V

                            Covenants of the Creditor


         Creditor, severally and not jointly, covenants with Focus that:

Section 5.1. Compliance with Law. Creditor's trading activities with respect to shares of Focus's Common Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of the Principal Market on which Focus's Common Stock is listed. Section 5.2. Security Interests.Creditor hereby covenant and agree that each will, at any time upon request, without further cost to Focus and without further compensation, execute and deliver any and all papers or instruments that may be necessary or customary to release and/or terminate any security interests that the Creditor may have in any assets of Focus.

                                   ARTICLE VI

                               Covenants of Focus

Section 6.1. Registration Rights. Focus shall cause the Registration Rights Agreement to remain in full force and effect and Focus shall comply in all material respects with the terms thereof.

Section 6.2. Reservation of Common Stock. As of the date hereof, Focus has reserved and Focus shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling Focus to issue the Shares.

Section 6.3. Listing of Common Stock. Focus hereby agrees to use all commercially reasonable efforts to maintain the listing and trading of the Common Stock on a Principal Market, and as soon as reasonably practicable to list the Shares on the Principal Market. Focus further agrees, if Focus applies to have the Common Stock traded on any other Principal Market, it will include in such application the Shares, and will take such other action as is necessary or desirable in the opinion of Creditor to cause the Shares to be listed on such other Principal Market as promptly as possible. Focus will comply in all respects with Focus's reporting, filing and other obligations under the bylaws or rules of the Principal Market and shall provide Creditor with copies of any correspondence to or from such Principal Market which questions or threatens delisting of the Common Stock, within three (3) Trading Days of Focus's receipt thereof, until Creditor has disposed of all of his Registrable Securities.

Section 6.4. Exchange Act Registration. Focus will cause its Common Stock to continue to be registered under Section 12(b) or (g) of the Exchange Act, will use all commercially reasonable efforts to comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Act until Creditor has disposed of all of his Registrable Securities.

Section 6.5. Legends. The certificates evidencing the Registrable Securities shall be free of legends, except as set forth in Article IX.

Section 6.6. Corporate Existence; Conflicting Agreements. Focus will take all steps necessary to preserve and continue the corporate existence of Focus. Focus shall not enter into any agreement, the terms of which agreement would restrict or impair the right or ability of Focus to perform any of its obligations under this Agreement or any of the other agreements attached as exhibits hereto.

Section 6.7. Consolidation; Merger. Focus shall not, at any time after the date hereof, effect any merger or consolidation of Focus with or into, or a transfer of all or substantially all of the assets of Focus to, another entity (a
"Consolidation Event") unless the resulting successor or acquiring entity (if not Focus) assumes by written instrument or by operation of law the obligation to deliver to Creditor such shares of stock and/or securities as Creditor is entitled to receive pursuant to this Agreement.

Section 6.8. Additional Shares. Except as provided by this paragraph 6.8, the Creditor shall not receive any additional Shares of Common Stock beyond those contemplated by Section 2.1(a)(i) herein above. The foregoing notwithstanding, if, the Average Market Price is less than three dollars and twenty-three cents ($3.23) per share then Creditor shall receive and Focus shall issue thereto within five business days of the determination of the Average Market Price, a certificate bearing a restrictive legend for additional Shares of Common Stock ("Additional Shares") up to a maximum of an additional 100,000 shares where the amount of such additional shares is calculated as follows (rounded to the lowest whole number):

         Additional Shares = [Balance - [Average Market Price]*[Shares]] / Average Market Price

                                  ARTICLE VII

                            Survival; Indemnification

Section 7.1. Survival. The representations, warranties and covenants made by each of Focus and Creditor in this Agreement, the annexes, schedules and exhibits hereto and in each instrument, agreement and certificate entered into and delivered by them pursuant to this Agreement, shall survive the consummation of the transactions contemplated hereby for a period of six (6) months.

                                  ARTICLE VIII

         Due Diligence Review; Non-Disclosure of Non-Public Information.

Section 8.1. Due Diligence Review. Subject to Section 8.2, Focus shall make available for inspection and review by Creditor, advisors to and representatives of Creditor (who may or may not be affiliated with Creditor and who are reasonably acceptable to Focus), and any underwriter participating in any disposition of the Registrable Securities on behalf of Creditor pursuant to the Registration Statement, any amendment or supplement thereto or any Nasdaq or other filing, all SEC Documents and other filings with the SEC, and all other publicly available corporate documents and properties of Focus as may be reasonably necessary for the purpose of such review, and cause Focus's officers, directors and employees to supply all such publicly available information reasonably requested by Creditor or any such representative, advisor or underwriter in connection with the Registration Statement (including, without limitation, in response to all questions and other inquiries reasonably made or submitted by any of them), prior to and from time to time after the filing and effectiveness of the Registration Statement for the sole purpose of enabling Creditor and such representatives, advisors and underwriters and their respective accountants and attorneys to conduct initial and ongoing due diligence with respect to Focus and the accuracy of the Registration Statement.

Section 8.2. Non-Disclosure of Non-Public Information.

         (a) Focus shall not disclose material non-public information to Creditor, advisors to or representatives of Creditor unless prior to disclosure of such information Focus identifies such information as being non-public information and provides Creditor, such advisors and representatives with the opportunity to accept or refuse to accept such non-public information for review. Other than disclosure of any comment letters received from the SEC staff with respect to the Registration Statement, Focus may, as a condition to disclosing any non-public information hereunder, require Creditor's advisors and representatives to enter into a confidentiality agreement in form and content reasonably satisfactory to Focus and Creditor.

         (b) Nothing herein shall require Focus to disclose material non-public information to Creditor or their advisors or representatives, and Focus represents that it does not disseminate material non-public information to any Creditor who purchase stock in Focus in a public offering, to money managers or to securities analysts, provided, however, that notwithstanding anything herein to the contrary, Focus will, as hereinabove provided, promptly notify the advisors and representatives of Creditor and, if any, underwriters, of any event or the existence of any circumstance (without any obligation to disclose the specific event or circumstance) of which it becomes aware, constituting material non-public information (whether or not requested of Focus specifically or generally during the course of due diligence by such persons or entities), which, if not disclosed in the prospectus included in the Registration Statement would cause such prospectus to include a material misstatement or to omit a material fact required to be stated therein in order to make the statements therein, in light of the circumstances in which they were made, not misleading. Nothing contained in this Section 8.2 shall be construed to mean that such persons or entities other than Creditor (without the written consent of Focus prior to disclosure of such information as set forth in Section 8.2(a)) may not obtain non-public information in the course of conducting due diligence in accordance with the terms of this Agreement and nothing herein shall prevent any such persons or entities from notifying Focus of their opinion that based on such due diligence by such persons or entities, that the Registration Statement contains an untrue statement of a material fact or omits a material fact required to be stated in the Registration Statement or necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

                                   ARTICLE IX

                      Legends; Transfer Agent Instructions

Section  9.1.  Legends.   Unless  otherwise  provided  below,  each  certificate
representing Registrable Securities will bear the following legend or equivalent (the "Legend"):

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION THAT IS EXEMPT FROM SUCH REGISTRATION.

Section 9.2. No Other Legend or Stock Transfer Restrictions. No legend other than the one specified in Section 9.1 has been or shall be placed on the share certificates representing the Registrable Securities and no instructions or "stop transfer orders," "stock transfer restrictions," or other restrictions have been or shall be given to Focus's transfer agent with respect thereto other than as expressly set forth in this Article IX.

Section 9.3. Creditor's Compliance. Nothing in this Article shall affect in any way Creditor's obligations to comply with all applicable securities laws upon resale of the Common Stock.

                                   ARTICLE X

                           Choice of Law; Arbitration

Section 10.1. Governing Law/Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the State of Massachusetts applicable to contracts made in Massachusetts by persons domiciled in Boston and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in Boston, Massachusetts, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in Boston, Massachusetts, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Massachusetts unless the matter at issue is the corporation law of Focus's state of incorporation, in which event the corporation law of such jurisdiction shall govern such issue. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorney's fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available and the prevailing party shall likewise be entitled to be paid their expenses, including reasonable attorney's fees.

                                   ARTICLE XI

                                   Assignment

Section 11.1. Assignment. Neither this Agreement nor any rights of the Creditor or Focus hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Shares purchased or acquired by Creditor hereunder with respect to the Shares held by such person, and (b) upon the prior written consent of Focus, which consent shall not unreasonably be withheld or delayed, Creditor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any Affiliate of a Creditor) who agrees to make the representations and warranties contained in Article III and who agrees to be bound by the terms of this Agreement.

                                  ARTICLE XII

                                     Notices

Section 12.1. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid,
(iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. The addresses for such communications shall be:

If to Focus:                    600 Research Drive
                                Wilmington, MA  01887
                                Attention: Chris Ricci
                                Telephone: (978) 988-5888
                                Facsimile: (978) 661-0160

if to the Creditor:             As set forth on the signature pages hereto

                                Asia ITN LTD.
                                No. 508, 16F-2 Chung Hsiao E. Rd.
                                Section 5, Taipei, Taiwan, ROC
                                Telephone: 886-2-2759-3515
                                FAX: 886-2-2759-3513

With a copy to:                 Steven L. Cantor, Esq.
                                Steven L. Cantor, P.A.
                                777 Brickell Avenue Suite 500
                                Miami, FL 33131
                                Tel: (305) 374-3886
                                Fax: (305) 371-4564

Either party hereto may from time to time change its address or facsimile number for notices under this Section 12.1 by giving written notice of such changed address or facsimile number to the other party hereto as provided in this Section 12.1.

                                  ARTICLE XIII

                                  Miscellaneous

Section 13.1. Counterparts/Facsimile/Amendments. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

Section 13.2. Entire Agreement. This Agreement, the agreements attached as Exhibits hereto, which include, but are not limited to the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

Section 13.3. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

Section 13.4. Headings. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

Section 13.5. Number and Gender. There may be one or more Creditor parties to this Agreement, which Creditor may be natural persons or entities. All references to plural Creditor shall apply equally to a single Creditor if there is only one Creditor, and all references to a Creditor as "it" shall apply equally to a natural person.

Section 13.6. Reporting Entity for the Common Stock. The reporting entity relied upon for the determination of the trading Creditor or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of Creditor and Focus shall be required to employ any other reporting entity.

Section 13.7. Replacement of Certificates. Upon (i) receipt of evidence reasonably satisfactory to Focus of the loss, theft, destruction or mutilation of a certificate representing the Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form to Focus (which shall not include the posting of any bond) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, Focus at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

Section 13.8. Fees and Expenses. Each of Focus and the Creditor agrees to pay its own expenses incident to all negotiations related to this agreement (including, but not limited to, legal fees) and the performance of its obligations hereunder.

         The Creditor and Focus each acknowledges that by the signing hereof the Creditor and Focus each admit to reading and understanding each and every line and the contents and effect of this General Release, that the Creditor and Focus are each represented by an attorney who has reviewed this General Release and given Creditor legal advice pertaining to this General Release prior to the Creditor or Focus signing this General Release, and that the signing hereof is the free act and deed of the Creditor and Focus or its duly authorized representative.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by the undersigned, thereunto duly authorized, as of the date first set forth above.

FOCUS ENHANCEMENTS, INC.                          ASIA ITN LTD.



By: /s/ Christopher P. Ricci                      By: /s/ Eiran Ben Dashan
    Christopher P. Ricci,                             Eiran Ben Dashan,
    Sr. Vice President & General Counsel              President

                                    AMENDMENT

         This Amendment (this "Amendment") is entered into as of February 4, 2000, modifies certain terms and conditions of the below-described General Release Agreement (the "Original Agreement") between Focus Enhancements, Inc. ("Focus") and Asia ITN LTD. ("Creditor") and shall be deemed for all purposes to be effective as of the effective date of the Original Agreement. Unless specifically noted herein, all other terms of the Original Agreement shall remain in full force and effect, including any terms that survive termination of the Original Agreement.

         WHEREAS, Focus and Creditor have heretofore entered into the Original Agreement, more particularly described as the General Release Agreement, effective as of November 19, 1999;

         WHEREAS, Focus and Creditor desire, upon terms and subject to the conditions hereinafter set forth, to amend the Original Agreement in certain respects for the purpose of clarifying the understanding of the parties;

         NOW, THEREFORE, in consideration of the mutual promises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.1       Defined Terms

         Except as otherwise specified herein, the terms used in this Amendment and defined in the Original Agreement as amended hereby (as so amended, the "Amended Agreement") shall have the meanings provided in the Original Agreement.

Section 1.2       Amendment

         Effective upon the execution of this Amendment, the provisions of the Original Agreement referred to below are hereby amended as follows:

     1. The third paragraph of the Preamble of the Original Agreement is restated in its entirety to read as follows:

          "WHEREAS, Company and Creditor agree, upon execution hereof, that Focus shall be discharged of all Claims (as defined later herein) relating to the foregoing;"

     2. Section 1.4 of the Original Agreement is restated in its entirety to read as follows:

          "`Registration Date' shall mean the date on which the SEC first declares effective a Registration Statement registering the resale of the Registrable Securities as set forth in the Registration Rights Agreement."

     3. Section 1.7 of the Original Agreement is restated in its entirety to read as follows:

          "`Average Market Price' shall mean the average of the closing price (as reported by Bloomberg L.P.) of the Common Stock on the Principal Market for the five trading days preceding the Registration Date."

     4. The introductory clause of Section 2.1(a) is restated in its entirety to read as follows:

          "Each party hereby agrees as follows:"

     5. The final sentence of Section 2.1(a)(ii) of the Original Agreement shall be deleted.

     6. Section 2.1(b) of the Original Agreement is restated in its entirety to read as follows:

          "This Agreement provides Creditor a fully-vested and enforceable right to receive original fully-executed Common Stock certificates."

     7. Section 2.1(c) shall be added to the Original Agreement and is stated to read as follows:

          "Creditor shall deliver of all excess materials purchased by Creditor for the manufacture of Focus products and held by the Creditor to any destination designated by Focus within Taiwan."

Section 1.3     General Provisions

         Except as expressly modified herein, all of the terms and conditions of the Original Agreement will remain in full force and effect. In the event of any conflict between the provisions of the Original Agreement and the provisions of this Amendment, the provisions of this Amendment shall control. This Amendment may be executed in several counterparts all of which taken together shall constitute one single agreement between the parties.

         IN WITNESS WHEREOF, the parties have caused the signatures of their duly authorized officers to be hereunto affixed.

Focus Enhancements, Inc.                  Asia ITN LTD.



By:     /s/ Thomas L. Massie              By:     /s/ Eiran Ben Dashan
        (Signature-Authorized Officer)            (Signature-Authorized Officer)
Name:   Thomas L. Massie                  Name:   Eiran Ben Dashan
Title:  President & CEO                   Title:  President

                                                                       EXHIBIT A

                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 19, 1999 between Asia ITN LTD. ("Creditor"), and FOCUS Enhancements, Inc., a Delaware corporation (the "Focus").

                  WHEREAS, simultaneously with the execution and delivery of this Agreement, Creditor is receiving from Focus, pursuant to a General Release Agreement dated the date hereof (the "Release Agreement"), 100,000 shares of Common Stock (terms not defined herein shall have the meanings ascribed to them in the Release Agreement); and

                  WHEREAS, Focus desires to grant to Creditor the registration rights set forth herein with respect to the Shares transferred pursuant to the Release Agreement (hereinafter referred to as the "Stock" or "Securities" of Focus).

                  NOW, THEREFORE, the parties hereto mutually agree as follows:

                  Section 1. Registrable Securities. As used herein the term "Registrable Security" means the Securities until (i) the Registration Statement has been declared effective by the Commission, and all Securities have been disposed of pursuant to the Registration Statement, (ii) all Securities have been sold under circumstances under which all of the applicable conditions of Rule 144 (or any similar provision then in force) under the Securities Act ("Rule 144") are met, (iii) all Securities have been otherwise transferred to holders who may trade such Securities without restriction under the Securities Act, and Focus has delivered a new certificate or other evidence of ownership for such Securities not bearing a restrictive legend or (iv) such time as, in the opinion of counsel to Focus, all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) (or any similar provision then in effect) under the Securities Act. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be deemed to be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Agreement.

                  Section 2. Restrictions on Transfer. Creditor acknowledges and understands that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Act. Creditor understands that no disposition or transfer of the Securities may be made by Creditor in the absence of (i) an opinion of counsel to Creditor, in form and substance reasonably satisfactory to Focus, that such transfer may be made without registration under the Securities Act or (ii) such registration.

                  With a view to making available to Creditor the benefits of Rule 144 under the Securities Act or any other similar rule or regulation of the Commission that may at any time permit Creditor to sell securities of Focus to the public without registration ("Rule 144"), Focus agrees to:

                  (a) comply with the provisions of paragraph (c)(1) of Rule 144; and

                  (b) file with the Commission in a timely manner all reports and other documents required to be filed with the Commission pursuant to Section 13 or 15(d) under the Exchange Act by companies subject to either of such sections, irrespective of whether Focus is then subject to such reporting requirements.

                  Section 3. Registration Rights With Respect to the Securities.

                  (a) Focus agrees that it will prepare and file with the Securities and Exchange Commission ("Commission"), within ten (10) days after the date of the Release Agreement a registration statement (on Form S-3, or other appropriate registration statement form) under the Securities Act (the "Registration Statement"), at the sole expense and discretion of Focus (except as provided in Section 3(c) hereof), in respect of Creditor, so as to permit a public offering and resale of all of the Securities under the Act by Creditor as a selling stockholder and not as an underwriter. Focus further agrees to notify Creditor in writing promptly once such filing is made.

                  Focus shall its best efforts to cause such Registration Statement to become effective within sixty (60) days from the date of the Release Agreement (or, if the Registration Statement receives a "full review" from the Commission, 150 days from the date of the Release Agreement) or, if earlier, within five (5) days of SEC clearance to request acceleration of effectiveness. Focus will notify Creditor of the effectiveness of the Registration Statement within one Trading Day of such event. In the event that the number of shares so registered shall for any reason prove to be insufficient to register the resale of all of the Securities, then Focus shall be obligated to file, within thirty (30) days of notice from Creditor, a further Registration Statement registering such remaining shares and shall use all commercially reasonable efforts to prosecute such additional Registration Statement to effectiveness within sixty (60) days (or, if the Registration Statement receives a "full review" from the Commission, 150 days) of the date of such notice.

                  (b) Focus will maintain the Registration Statement or post-effective amendment filed under this Section 3 effective under the Securities Act until the earlier of (i) the date that none of the Securities covered by such Registration Statement are or may become issued and outstanding,
(ii) the date that all of the Securities have been sold pursuant to such Registration Statement, (iii) the date Creditor receive an opinion of counsel to Focus, which counsel shall be reasonably acceptable to Creditor, that the Securities may be sold under the provisions of Rule 144 without limitation as to volume, (iv) all Securities have been otherwise transferred to persons who may trade such shares without restriction under the Securities Act, and Focus has delivered a new certificate or other evidence of ownership for such securities not bearing a restrictive legend, or (v) all Securities may be sold without any time, volume or manner limitations pursuant to Rule 144(k) or any similar provision then in effect under the Securities

Act in the opinion of counsel to Focus, which counsel shall be reasonably acceptable to Creditor (the "Effectiveness Period").

                  (c) All fees, disbursements and out-of-pocket expenses and costs incurred by Focus in connection with the preparation and filing of the Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees of Focus) shall be borne by Focus. Creditor shall bear the cost of underwriting and/or brokerage discounts, fees and commissions, if any, applicable to the Securities being registered and the fees and expenses of his counsel. Focus at its expense will supply Creditor with copies of the applicable Registration Statement and the prospectus included therein and other related documents in such quantities as may be reasonably requested by Creditor.

                  (d) Focus shall not be required by this Section 3 to include any of Creditor's Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both Creditor and Focus (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for Creditor and Focus) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

                  (e) No provision contained herein shall preclude Focus from selling securities pursuant to any Registration Statement in which it is required to include Securities pursuant to this Section 3.

                  (f) If at any time or from time to time after the effective date of any Registration Statement, Focus notifies Creditor in writing of the existence of a Potential Material Event (as defined in Section 3(h) below), Creditor shall not offer or sell any Securities or engage in any other transaction involving or relating to Securities, from the time of the giving of notice with respect to a Potential Material Event until Creditor receive written notice from Focus that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that Focus may not so suspend the right to such holders of Securities for more than thirty (30) days in the aggregate during any twelve month period during the period the Registration Statement is required to be in effect, and if such period is exceeded, such event shall be a Registration Default. If a Potential Material Event shall occur prior to the date a Registration Statement is required to be filed, then Focus's obligation to file such Registration Statement shall be delayed without penalty for not more than twenty (20) days, and such delay or delays shall not constitute a Registration Default. Focus must, if lawful, give Creditor notice in writing at least two (2) Trading Days prior to the first day of the blackout period.

                  (g) "Potential Material Event" means any of the following: (a) the possession by Focus of material information not ripe for disclosure in a registration statement, as determined in good faith by the Chief Executive Officer or the Board of Directors of Focus that disclosure of such information in a Registration Statement would be detrimental to the business and affairs of Focus; or (b) any material engagement or activity by Focus which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of Focus, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of Focus that the applicable Registration Statement would be materially misleading absent the inclusion of such information.

                  (h) With respect to the Additional Shares, if at any time Focus shall determine to register in a public offering for its own account (and not the account of Creditor) under the Securities Act any of its Common Stock, it shall send to the Creditor written notice of such determination and, if within 15 days after receipt of such notice, the Creditor shall so request in writing, Focus shall use its best efforts to include in such registration statement all or any part of the Additional Shares such holder requests to be registered. This right shall not apply to a registration of shares of Common Stock on S-4 or Form S-8 (or their then equivalents) relating to shares of Common Stock to be issued by Focus in connection with any acquisition of any entity or business, or shares of Common Stock issuable in connection with any stock option or other employee benefits plan, respectively.

                  If, in connection with any offering involving an underwriting of Common Stock to be issued by Focus for the account of Focus, the managing underwriter shall impose a limitation on the number of shares of such Common Stock which may be included in any such registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution of the Common Stock and to maintain a stable market for the securities of Focus, then Focus shall be obligated to include in such registration statement only such limited portion (which may be none) of the Additional Shares with respect to which the Creditor and all other selling stockholders have requested inclusion thereunder.

                  Section 4. Cooperation with Focus. Creditor will cooperate with Focus in all respects in connection with this Agreement, including timely supplying all information reasonably requested by Focus (which shall include all information regarding Creditor and proposed manner of sale of the Registrable Securities required to be disclosed in any Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities and entering into and performing his obligations under any underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering. Nothing in this Agreement shall obligate Creditor to consent to be named as an underwriter in any Registration Statement. The obligation of Focus to register the Registrable Securities shall be absolute and unconditional as and to the extent provided in this Agreement as to those Securities which the Commission will permit to be registered without naming Creditor as an underwriter. Any delay or delays caused by Creditor by failure to cooperate as required hereunder shall not constitute a Registration Default.

                  Section 5. Registration Procedures. If and whenever Focus is required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Act, Focus shall (except as otherwise provided in this Agreement), as expeditiously as possible, subject to Creditor's assistance and cooperation as reasonably required with respect to each Registration Statement:

                  (a) (i) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Act with respect to the sale or other disposition of all securities covered by such registration statement whenever Creditor shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 promulgated under the Act) and (ii) take all lawful action such that each of (A) the Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) the prospectus forming part of the Registration Statement, and any amendment or supplement thereto, does not at any time during the Registration Period include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (b) (i) prior to the filing with the Commission of any Registration Statement (including any amendments thereto) and the distribution or delivery of any prospectus (including any supplements thereto), provide draft copies thereof to Creditor as required by Section 3(c) and reflect in such documents all such comments as Creditor (and his counsel) reasonably may propose respecting the Selling Shareholders and Plan of Distribution sections (or equivalents) and (ii) furnish to Creditor such numbers of copies of a prospectus including a preliminary prospectus or any amendment or supplement to any prospectus, as applicable, in conformity with the requirements of the Act, and such other documents, as such Creditor may reasonably request in order to facilitate the public sale or other disposition of the securities owned by Creditor;

                  (c) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or blue sky laws of such jurisdictions as Creditor shall reasonably request (subject to the limitations set forth in Section 3(c) above), and do any and all other acts and things which may be necessary or advisable to enable Creditor to consummate the public sale or other disposition in such jurisdiction of the securities owned by Creditor;

                  (d) list such Registrable Securities on the Principal Market, if the listing of such Registrable Securities is then permitted under the rules of such Principal Market;

                  (e) notify Creditor at any time when a prospectus relating thereto covered by the Registration Statement is required to be delivered under the Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and Focus shall prepare and file a curative amendment under Section 5(a) as quickly as commercially possible;

                  (f) as promptly as practicable after becoming aware of such event, notify Creditor who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the Commission of any stop order or other suspension of the effectiveness of the Registration Statement at the earliest possible time and take all lawful action to effect the withdrawal, recession or removal of such stop order or other suspension;

                  (g) cooperate with Creditor to facilitate the timely preparation and delivery of certificates for the Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates for the Registrable Securities to be in such denominations or amounts, as the case may be, as Creditor reasonably may request and registered in such names as Creditor may request; and, within three (3) Trading Days after a Registration Statement which includes Registrable Securities is declared effective by the Commission, deliver and cause legal counsel selected by Focus to deliver to the transfer agent for the Registrable Securities (with copies to Creditor) an appropriate instruction and, to the extent necessary, an opinion of such counsel;

                  (h) take all such other lawful actions reasonably necessary to expedite and facilitate the disposition by Creditor of his Registrable
Securities in accordance with the intended methods therefor provided in the prospectus which are customary for issuers to perform under the circumstances;

                  (i) in the event of an underwritten offering, promptly include or incorporate in a prospectus supplement or post-effective amendment to the Registration Statement such information as the managers reasonably agree should be included therein and to which Focus does not reasonably object and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after it is notified of the matters to be included or incorporated in such Prospectus supplement or post-effective amendment; and

                  (j) maintain a transfer agent and registrar for its Common Stock.

                  Section 6.  Indemnification.

                  (a) To the maximum extent permitted by law, Focus agrees to indemnify and hold harmless Creditor and each person, if any, who controls Creditor within the meaning of the Securities Act (each a "Distributing Releasor") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), to which the Distributing Releasor may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that Focus will not be liable in any such case to the extent, and only to the extent, that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to Focus by the Distributing Releasor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which Focus may otherwise have.

                  (b) To the maximum extent permitted by law, each Distributing Releasor agrees that it will indemnify and hold harmless Focus, and each officer and director of Focus or person, if any, who controls Focus within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses) to which Focus or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, or any related final prospectus or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, final prospectus or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to Focus by such Distributing Releasor, its counsel, affiliates or any underwriter, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the Distributing Releasor may otherwise have.

                  (c) Promptly after receipt by an indemnified  party under this
Section 6 of notice of the commencement of any action against such indemnified party, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party except to the extent the failure of the indemnified party to provide such written notification actually prejudices the ability of the indemnifying party to defend such action. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified parties as a group shall have the right to employ one separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the indemnified party or any other indemnified party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the indemnified party, which firm shall be designated in writing by the indemnified party). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld so long as such settlement includes a full release of claims against the indemnified party.

                  Section 7. Contribution. In order to provide for just and equitable contribution under the Securities Act in any case in which (i) the indemnified party makes a claim for indemnification pursuant to Section 6 hereof but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of
Section 6 hereof provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any indemnified party, then Focus and the applicable Distributing Releasor shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys' fees and expenses), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Focus on the one hand or the applicable Distributing Releasor on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Focus and the Distributing Releasor agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding any other provision of Section 6 or this Section 7, in no event shall any (i) Distributing Releasor be required to undertake liability to any person under this Section 7 for any amounts in excess of the dollar amount of the proceeds received by such Distributing Releasor



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

from the sale of such Distributing Releasor's Registrable Securities (after deducting any fees, discounts and commissions applicable thereto) pursuant to any Registration Statement under which such Registrable Securities are registered under the Securities Act and (ii) underwriter be required to undertake liability to any person hereunder for any amounts in excess of the aggregate discount, commission or other compensation payable to such underwriter with respect to the Registrable Securities underwritten by it and distributed pursuant to such Registration Statement.

                  Section 8. Notices. All notices, demands, requests,  consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) hand delivered,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by facsimile, addressed as set forth in the Release Agreement or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of sending by reputable courier service, fully prepaid, addressed to such address, or (c) upon actual receipt of such mailing, if mailed. Either party hereto may from time to time change its address or facsimile number for notices under this
Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                  Section 9. Assignment. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns. The rights granted Creditor under this Agreement may be assigned to any purchaser of substantially all of the Registrable Securities (or the rights thereto) from Creditor, as otherwise permitted by the Release Agreement.

                  Section 10. Additional Covenants of Focus. Focus agrees that at such time as it otherwise meets the requirements for the use of Securities Act Registration Statement on Form S-3 for the purpose of registering the Registrable Securities, it shall file all reports and information required to be filed by it with the Commission in a timely manner and take all such other action within its reasonable control so as to maintain such eligibility for the use of such form.

                  Section 11. Counterparts/Facsimile. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when together shall constitute but one and the same instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties. In lieu of the original, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

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

                  Section 12. Remedies. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction.

                  Section 13. Conflicting Agreements. Focus shall not enter into any agreement with respect to its securities that is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise prevents Focus from complying with all of its obligations hereunder.

                  Section 14. Headings. The headings in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

                  Section 15. Governing Law, Arbitration. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts applicable to contracts made in Massachusetts by persons domiciled in Boston, Massachusetts and without regard to its principles of conflicts of laws. Any dispute under this Agreement shall be submitted to arbitration under the American Arbitration Association (the "AAA") in Boston, Massachusetts, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in Boston, Massachusetts, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of Massachusetts. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The Board of Arbitration shall be authorized and is hereby directed to enter a default judgment against any party failing to participate in any proceeding hereunder within the time periods set forth in the AAA rules. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party, including reasonable attorneys' fees, in connection with such arbitration. Any party shall be entitled to obtain injunctive relief from a court in any case where such relief is available and the prevailing party shall likewise be entitled to be paid their expenses, including reasonable attorney's fees.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, on the day and year first above written.



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




FOCUS ENHANCEMENTS, INC.                             ASIA ITN LTD.



By:
    Christopher P. Ricci,                                Eiran Ben Dashan,
    Sr. Vice President & General Counsel                 President


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